Exhibit 23.1

Consent and Report of Independent Registered Public Accounting Firm

The Board of Directors
Crompton Corporation:

Under date of March 14, 2005, except as to the Refined Products section of the “Discontinued Operations” note, which is as of May 20, 2005, we reported on the consolidated balance sheets of Crompton Corporation and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three–year period ended December 31, 2004, which are included in this Form 8–K.  In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule included in this Form 8–K for the year 2004.  This financial statement schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 33-21246, 33-42280, 33-67600, 333-62429, 333-87035, 333-60422, 333-71030, 333-71032, and 333-87886) on Form S–8 and the registration statements (Nos. 333-119641 and 333-123857) on Form S-4 of Crompton Corporation of our reports, dated March 14, 2005, except as to the Refined Products section of the “Discontinued Operations” note, which is as of May 20, 2005, with respect to the consolidated financial statements and related financial statement schedule, included herein.

Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 143, “Asset Retirement Obligations” in 2003 and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” in 2002.

/s/ KPMG LLP
Stamford, Connecticut
May 20, 2005